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                                                                  EXHIBIT (a)(6)


                          OFFER TO PURCHASE FOR CASH
                ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                      OF
                   CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
                                       AT
                              $4.60 NET PER SHARE
                                      BY
                        AC ACQUISITION SUBSIDIARY, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                              CANGENE CORPORATION

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
            TIME, ON JANUARY 3, 2001, UNLESS THE OFFER IS EXTENDED.
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                                November 17, 2000


To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     AC Acquisition Subsidiary, Inc., a Maryland corporation (the "Purchaser") and a wholly owned subsidiary of Cangene Corporation, a Canadian corporation, has commenced an offer to purchase all of the issued and outstanding shares of class A common stock, par value $.01 per share (the "Shares") of Chesapeake Biological Laboratories, Inc., a Maryland corporation (the "Company"), at a price of $4.60 per Share, net to the seller in cash, less any required withholding of taxes and without payment of any interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 17, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     The offer is conditioned upon, among other things, the satisfaction or waiver of certain conditions to the obligations of Purchaser and the Company to consummate the offer, including (1) there being validly tendered and not withdrawn prior to the expiration of the Offer at least a majority of the issued and outstanding shares (including shares into which the Company's series A-1 convertible preferred stock is convertible and the shares for which the Company's warrants are exercisable), (2) receipt by Purchaser and the Company of certain governmental and regulatory approvals, and (3) the loan commitment from The Bank of Nova Scotia not being withdrawn.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee or who hold Shares registered in their own names, we enclose the following documents:

     1. Offer to Purchase, dated November 17, 2000.

     2. Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

     3. Letter to Clients, which may be sent to your clients for whose account you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

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     4. Notice of Guaranteed Delivery to be used to accept the Offer if Share
Certificates (as defined in the Offer to Purchase) are not immediately available or time will not permit the Share Certificates and all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedures for delivery by book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis.

     5. Letter to stockholders of the Company from Thomas P. Rice, the President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     7. Return envelope addressed to The Bank of New York, as Depositary.

     In accordance with the terms and subject to the satisfaction or waiver (where applicable) of the conditions to the Offer, Purchaser will accept for payment, purchase and pay for, all Shares which have been validly tendered and not withdrawn pursuant to the Offer at the earliest time following expiration of the Offer that all such conditions shall have been satisfied or waived (where applicable). For purposes of the Offer, Purchaser will be deemed to have accepted for payment (and thereby purchased), Shares validly tendered and not withdrawn if, as and when Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance for payment of such Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the Share Certificates or a Book-Entry Confirmation (as defined in the Offer to Purchase) of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in
Section 3 of the Offer to Purchase; (2) the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal; and (3) any other documents required under the Letter of Transmittal.

     Purchaser will not pay any commissions or fees to any broker, dealer or other person (other than the Depositary and the Information Agent (as described in the Offer to Purchase)) in connection with the solicitation of tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or to its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, JANUARY 3, 2001, UNLESS THE OFFER IS EXTENDED.

     In order for a stockholder of the Company to take advantage of the Offer, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal) and any other documents required by the Letter of Transmittal should be sent to the Depositary and Share Certificates should be delivered, or Shares should be tendered pursuant to the procedure for book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     Holders of Shares whose Share Certificates are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary on or prior the Expiration Date of the Offer, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the Offer to Purchase, the Letter of Transmittal and all other tender offer materials may be obtained from, the Information Agent at its address and telephone number set forth on the back cover of the Offer to Purchase.



                     Very truly yours,



                     AC Acquisition Subsidiary, Inc.



     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PURCHASER, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.